                                        LEASE

     Lease made this 1st day of March 1996 between Chicago Investors, a general partnership organized under the law of the State of Ohio, having its as principal office at 805 Chicago Street, Toledo, Ohio 43611, herein referred to as "Lessor," and Environmental Purification Industries Company, a general partnership organized under the laws of the State of Ohio, having its principal office at 2111 Champlain, Toledo, Ohio 43611, herein referred to as "Lessee."

     In consideration of the mutual covenants contained herein, the parties agree as follows:

     Section 1. SUBJECT AND PURPOSE. A. Lessor leases the Building and land located at 805 Chicago Street, Toledo, Lucas County, Ohio, and more particularly described and shown in Exhibit A attached hereto and made a part hereof (hereinafter referred to as the "Premises") for purposes incident to the operations conducted by the Lessee and for no other purpose.

         B. Lessor grants Lessee access to and from the Premises and public streets over Lessor's properties located at or adjacent to Chicago Street, Toledo, Ohio. Lessee shall not, however, interfere with Lessor's operations and Lessor's tenants' operations conducted on Lessor's properties.

     Section 2. TERM. A. Lessor leases the Premises for an initial term ("Initial Term") of 24 months commencing March 1, 1996, and terminating February 28, 1998. At the end of the Initial Term, Lessee has the options to extend this Lease for up to three (3) additional option periods of one (1) year each (each of said renewals is a "Renewal Term") upon the following terms and conditions:

     1. Lessee gives Lessor written notice of its exercise of the applicable renewal options at least sixty (60) days prior to the expiration of the Initial Term and at least sixty (60) days prior to the expiration of each Renewal Term if Lessee exercises its options to renew the Lease for any Renewal Term.

     2. Lessee is not in default under this Lease beyond the expiration of any cure period either on a date Lessee delivers the notice required above or at any time thereafter prior to the commencement of the Renewal Term so exercised.

     3. All of the terms and provisions of this Lease shall be applicable to the Renewal Term, except that the rental for each Renewal Term shall be as set forth in Section 3 RENTAL of this Lease. After the Initial Term and Renewal Term (s), Lessee shall be deemed a tenant of the Premises from month-to-month at the rents in effect at the later of the Initial Term or Renewal Term (s), subject to all the terms and provisions hereof, except only as to the term of this Lease. After the Initial Term and the Renewal Term (s), either party may cancel this Lease upon giving the other party sixty (60) days written notice.
In the event Lessor secures a new tenant for the Premises during the month-to-month tenure of Lessee, Lessor shall grant the Lessee the first right of first refusal to match the terms of the proposed lease agreed upon by and between the Lessor and the new tenant.

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     B.  Notwithstanding the above, until Lessee removes all of its equipment and personal property from the Premises, Lessee shall be liable for a pro-rata monthly rental based on the same amount as stated herein for such additional period of the time until all equipment and personal property are completely removed. Lessee shall have a maximum of sixty (60) days to remove all of its equipment and personal property from the date of cancellation after which period the Lessor shall have the option to cause Lessee to immediately remove its equipment and personal property or to restore the monthly rental to the full amount.

     Section 3. RENTAL. Lessee agrees to pay Lessor the monthly rental in advance on the first day each month for that month's rental during the term of this Lease or any Renewal Term hereunder as follows:

     1.  March  1, 1996 through February 28, 1998          $  1,375.00
     2.  March  1, 1998 through February 28, 1999          $  1,550.00
     3.  March  1, 1999 through February 29, 2000          $  1,700.00
     4.  March  1, 2000 through February 28, 2001          $  1,800.00

     All rental payments shall be made to the Lessor at the address specified above. If any rent payment is delinquent, a late charge of ten ($10) per day shall be charged until rent is paid.

     Section 4. TAXES AND ASSESSMENTS; UTILITIES. In consideration of the rentals specified in this Lease, Lessor shall be responsible for all taxes and assessments directly attributable to the Premises and for the utilities (gas, electricity and water) consumed on the Premises. However, should the operations and use of the Premises by the Lessee cause the utilities to increase by more than 15% over the average monthly cost of utilities for the twelve-month period preceding March 1, 1996, stated to be $750.00 per month, the Lessee shall be obligated to pay as additional rent the cost of utilities exceeding such 15% increase. The Lessor will provide substantiation to include but not be limited to meter readings, for the computation of the increase. Lessee shall pay Lessor for such increase upon receipt of billing for such increase from the Lessor.

     Section 5. INSURANCE. A. Lessee will maintain or cause to be maintained or, or failing to do so, shall reimburse Lessor for, insurance on the Premises of the following character:

         1. Comprehensive general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises in the minimum amounts of Three Million Dollars ($3,000,000) for bodily injury or death in any one occurrence, Three Million Dollars ($3,000,000) in the aggregate, and Three Million Dollars ($3,000,000) for property damage.

         2. Workers compensation insurance to the extent required by the law of the State of Ohio, and to the extent necessary to protect lessor and the Premises against workers compensation claims.

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     B.  All of the above described insurance shall be written by companies of recognized financial standing and legally qualified to issue such insurance.

     C. Lessee shall deliver to Lessor original or duplicate certificates of insurance evidencing the existence of all insurance which is required to be maintained by Lessee hereunder, such delivery to be made (i) promptly after the execution and delivery hereof, and (ii) at least thirty (30) days prior to the expiration of any such insurance.

     D. Lessee shall at all times comply with and cause the Premises to comply with all insurance policies required of Lessee under this Section 5 to the extent necessary to prevent cancellation thereof and to insure full payment of any claims made under such policies.

     E. Lessor shall maintain property insurance on the improvements constituting the Premises in an amount equal to the Actual Cash Value thereof.

     F. Lessor and Lessee hereby release each other from any and all liability or responsibility (to the other or any one claiming through or under them) by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage or supplementary contract casualties; even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or any one for whom such party may be responsible; provided, however, that this release shall be applicable and enforced and effect only with respect to loss and damage occurring during such time as the releaser's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect and impair said policies or prejudice the right of the releaser to recover thereunder. Lessor and Lessee each agree that their policies will include such a clause or endorsement so long as the same shall be obtainable.

     Section 6. MAINTENANCE AND REPAIR. Throughout the term of this Lease, Lessee at its expense will maintain all parts of the Premises in good repair and condition, except for ordinary wear and tear. Lessor is responsible for the repair and maintenance of the structural components of the Premises. However, in the event of any casualty to the Premises, the Lessor shall not be obligated to repair such casualty if the cost of making such repairs exceeds $15,000 over insurance proceeds collected or to be collected. In the event Lessor elects not to make such repairs, Lessee shall have the option to make such repairs or to terminate the lease.

         If the Premises become unsuitable for the purpose set forth in the Lease for a period of fifteen (15) consecutive days due to structural disrepair or failure, the rental shall be thereafter suspended until the Premises are brought into a suitable condition for use.

     Section 7. ALTERATIONS; LESSEE'S EQUIPMENT. Lessee may, at its expense, make non-structural alterations of the Building provided that (i) the market value of the Premises shall not be lessened thereby, (ii) such work shall be expeditiously completed in a good and workmanlike manner and in compliance with all applicable legal requirements and the requirements of all insurance policies required to be maintained by Lessee hereunder, and (iii) the character and use of the Premises shall not be changed as a consequence thereof. Lessee shall make no structural alterations or construct any additions to the Premises without first having obtained the written consent of Lessor, which consent Lessor shall not unreasonably withhold. All additions and alterations shall be and remain part of the realty and the property of Lessor, and shall be subject to this Lease.

     Lessee may place upon the Premises any trade fixtures, machinery, equipment, materials, inventory, furniture, computers and/or other personal property belonging to Lessee or third parties, whether or not the same shall be affixed to the Premises, which are used in connection with any of Lessee's business operations on the Premises, and may remove the same at any time during the term of this Lease. Lessee shall repair any damage to the Premises caused by such removal.

     Section 8,. CONDEMNATION AND CASUALTY. A. Lessee hereby irrevocably assigns to Lessor any award, compensation or insurance payment to which Lessee may become entitled by reason of Lessee's interest in the Premises (i) if the use, occupancy or title of the Premises or any part thereof is taken, requisitioned or sold in, by or on account of any actual or threatened eminent domain proceeding or other action by any person having the power of eminent domain, or (ii) if the Premises or any part thereof are damaged or destroyed by fire, flood of other casualty. Lessee shall, promptly upon obtaining knowledge of such damage or destruction, or of any such proceeding or action for the taking of the Premises or any part thereof, notify Lessor of the pendency thereof. Lessor may appear at any proceeding or action to negotiate, prosecute and adjust any claim for any award, compensation or insurance payment on account of any such damage, destruction, taking, requisition or sale, and Lessor shall
collect any such award, compensation or insurance payment.    All amounts paid
in connection with any such damage, destruction, taking, requisition or sale shall be applied pursuant to this paragraph, and all such amounts (minus the expense of collecting such amounts) are herein call the Net Proceeds. Lessor shall pay all reasonable costs and expenses in connection with each such proceeding, action, negotiation, prosecution and adjustment, for which costs and expenses Lessor shall be reimbursed out of any award, compensation or insurance payment received. Lessee shall be entitled to participate in any such proceedings, action, negotiation, prosecution or adjustment. The foregoing notwithstanding, nothing in this Lease shall impair Lessee's right to any award or payment on account of Lessee's trade fixtures, equipment and other tangible personal property, moving expenses and loss of business, if available, to the extent Lessee shall have the right to make a claim therefore against the person having the power of eminent domain, but in no event shall any such claim be based upon the value of Lessee's leasehold interest.

     B. In the event an occurrence of the character referred to in clause (A.) above shall affect all or a substantial portion of the Premises and shall render the Premises unsuitable for restoration for continued use and occupancy for the purpose set forth in the Lease, Lessee shall have the option to terminate this

Lease, in which event Lessor shall retain all awards or compensation granted for the occurrence of such event, except for those awards or compensations which are payable to Lessee and/or any subtenant as set forth above.

     Section 9. UNLAWFUL OR DANGEROUS ACTIVITY. Lessee shall neither use nor occupy the Premises or any part thereof for any unlawful, disreputable business purpose or operate or conduct any business which constitutes a nuisance of any kind.

     Section 10. INDEMNITY. A. Lessee shall indemnify Lessor against all expenses, liability, or claims of every kind, including reasonable counsel fees, by or on behalf of any person or entity, arising out of either (1) a failure by Lessee to perform any of the terms and conditions of the Lease, (2) any injury or damage happening on or about the Premises not covered by Lessor's insurance and/or the insurance required to be carried by Lessor, or (3) failure to comply with any law of any governmental authority. The foregoing indemnification will not apply where the damages arise from the acts or omissions of Lessor or its employees, agents or contractors.

         B. Lessor shall indemnify Lessee against all expenses, liability of every kind, including reasonable counsel fees, by or on behalf of any person arising our of a failure by Lessor to perform any of the terms and conditions of the Lease or Lessor's failure to comply with any law of any governmental authority.

     Section 11. DEFAULT OR BREACH. Each of the following events shall constitute a default or breach of the Lease by Lessee:

         1. If Lessee, or any successor or assignee of Lessee, while in possession shall file a petition in bankruptcy or insolvency or for reorganization under any bankruptcy act, or shall voluntarily take advantage of any such act by answer or otherwise, or shall make any assignment for the benefit of creditors;

          2. If involuntary proceedings under any bankruptcy law or insolvency act shall be instituted against Lessee, or if a receiver or trustee shall be appointed for all or substantially all of the property of Lessee, and such proceedings shall not be dismissed or the receivership or trustee vacated within thirty (30) days after the institution or appointment;

          3. If Lessee shall fail to perform or comply with any of the conditions of the Lease, including the failure to pay rent, and if such nonperformance shall continue for a period of fifteen (15) days after notice thereof by Lessor to Lessee, or, except for the failure to pay rent, such longer period of time as is reasonable under the circumstances.

     Section 12. EFFECT OF DEFAULT. In the event of any default hereunder, as set forth in Section 11, the rights of Lessor shall be as follows:

          1. Lessor shall have the right to cancel and terminate this Lease, as well as all of the right, title, and interest of Lessee in the Lease by sending a written notice of termination to Lessee; and on termination of the Lease, the interest of

Lessee hereunder shall terminate, except as to Lessee's liability existing on the date of termination; and

          2. Lessor may re-enter the Premises thirty (30) days after written notice of default and remove the property of Lessee in accordance with applicable law. Re-entry will not terminate the Lease and the termination shall not be effective until Lessor sends written notice of the termination to Lessee. On termination, Lessor may recover from Lessee all damages proximately resulting from the breach, including the cost of removing Lessee's property and recovering the Premises.

     Section 13. SUBORDINATION. All rights of Lessee under this lease shall be subject and subordinate to the lien of any and all mortgages that may now or hereafter affect the Leased Premises, or any part thereof, and to any and all renewals, modifications, or extensions of any such mortgages, Lessee shall on demand execute, acknowledge and deliver to Lessor, without expense to Lessor, any and all instruments that may be necessary or proper to subordinate this Lease or all rights therein to the lien of any such mortgage or mortgages and each renewal, modification, or extension. Lessor shall provide to Lessee a non-disturbance agreement in form and substance reasonably satisfactory to Lessee executed by any mortgagee which now or in the future has a lien against the Premises.

     Section 14. ACCESS TO PREMISES. Lessee shall permit Lessor or its agents to enter the Premises at all reasonable hours to inspect the Premises or make repairs that may become necessary from time to time.

     Section 15. LIABILITY OF LESSOR. Lessee shall be in exclusive control and possession of the Premises, and Lessor shall not be liable for any injury or damages to any property or to any person on or about the Premises, nor for any injury or damage to any property of Lessee unless caused by Lessor or its employees, agents or contractors. The provisions herein permitting Lessor to enter and inspect the Premises are made to insure that Lessee is in compliance with the terms and conditions hereof. Lessee shall not be liable to Lessor for damages arising from any entry by Lessor on the Premises for inspection purposes.

     Section 16. WAIVERS. The failure of Lessor to insist on a strict performance of any of the terms and conditions hereof shall not be deemed a waiver of the rights or remedies that Lessor may have regarding that specific instance only, and shall not be deemed a waiver of any subsequent breach or default in any terms and conditions.

     Section 17. SURRENDER OF POSSESSION. Lessee shall, on the last day of the term specified in Section 2 herein, or on earlier termination and forfeiture of the Lease, peaceably and quietly surrender and deliver the Premises to Lessor.

     Section 18. ASSIGNMENT. Lessee may not assign this Lease or sublease the Premises without the written permission of Lessor, which Lessor shall not unreasonably withhold. Lessor may assign, mortgage, pledge or encumber this Lease or any of the rents becoming due hereunder without Lessee's consent provided Lessee is given written notice of such assignment and the transferee must assume the obligations of Lessee under this Lease.

     Section 19. TOTAL AGREEMENT; APPLICABLE TO SUCCESSORS. This Lease contains the entire agreement between the parties and cannot be changed or modified except by a written instrument subsequently executed by the parties hereto. This Lease and the terms and conditions hereof apply to and are binding on the heirs, legal representatives, successors, and assigns of both parties.

     Section 20. APPLICABLE LAW. This agreement shall be governed and construed in accordance with the laws of the State of Ohio.

     Section 21. TIME IS OF THE ESSENCE. Time is of the essence in all provisions of this Lease.

     This agreement executed on the date first written above.

                                       Lessor:  Chicago Investors, an Ohio
                                            General Partnership

/s/ Real V. Remillard                  By: /s/ Yale M. Feniger
- -----------------------------------       --------------------------------
           Witness                            General Partner

/s/
- -----------------------------------
           Witness
                                       Lessee:  Environmental Purification
                                            Industries Company, An Ohio
                                            General Partnership

/s/ Real V. Remillard                 By: /s/ Bruce F. Maison
- -----------------------------------       --------------------------------
           Witness                           General Partner

/s/
- -----------------------------------
           Witness

STATE OF OHIO      )
                   ) SS:
COUNTY OF Lucas     )
          -----
     On the 4th day of June, 1996, Yale M. Feniger, the GENERAL PARTNER of Chicago Investors, appeared before me and duly acknowledged that he executed the foregoing instrument.

                                       /s/ Laura M. Contos (Kenyon)
                                       -----------------------------------
                                                Notary Public

STATE OF OHIO      )                             LAURA CONTOS
                   ) SS:                 NOTARY PUBLIC, STATE OF OHIO
COUNTY OF Lucas    )                  MY COMMISSION EXPIRES SEPT 11, 1999
          -----
     On the 4th day of June, 1996, Bruce F. Maison, a General Partner of Environmental Purification Industries Company, appeared before me and duly acknowledged that he executed the foregoing instrument.

                                       /s/ Laura M. Contos (Kenyon)

                                                 LAURA CONTOS
                                         NOTARY PUBLIC, STATE OF OHIO
                                      MY COMMISSION EXPIRES SEPT 11, 1999